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                                                                    Exhibit 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in this registration statement on Form S-8 (File No. 333-_____) of our report dated August 4, 1998, except as to the information presented in Note 14 for which the date is September 30, 1998, and except for Note 2 for which the date is January 14, 1999, on our audits of the consolidated financial statements of AmeriCredit Corp. as of June 30, 1998 and 1997, and for the years ended June 30, 1998, 1997, and 1996, which report is included in its Annual Report on Form 10-K/A for the year ended June 30, 1998.


/s/ PRICEWATERHOUSECOOPERS LLP


Fort Worth, Texas
February 24, 1999